UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

ANTERO MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38075	61-1748605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01      Regulation FD Disclosure.

On April 1, 2019, Antero Midstream Partners LP (“Antero Partners”), an indirect, wholly owned subsidiary of Antero Midstream Corporation (“Antero Midstream”), commenced a consent solicitation (the “Consent Solicitation”) of holders of Antero Partners’ and its wholly owned subsidiary, Antero Midstream Finance Corporation’s (“Finance Corp” and, together with Antero Midstream, the “Issuers”), 5.375% Senior Notes due 2024 (the “Notes”) to amend (the “Proposed Amendment”) the Indenture, dated as of September 13, 2016, as supplemented by that First Supplemental Indenture, dated January 17, 2017, among the Issuers, each guarantor of the Notes party thereto and Wells Fargo Bank, National Association, as trustee, governing the Notes.  If approved, the Proposed Amendment would amend the Indenture to provide that so long as Antero Partners is a consolidated subsidiary of a parent company for financial reporting purposes, Antero Partners’ ongoing reporting requirements under the Indenture may be satisfied by reports of such parent company, provided, however, that such parent company has fully and unconditionally guaranteed the Notes pursuant to a supplemental indenture.

In connection with the previously announced simplification transaction (the “Transaction”) between Antero Midstream and Antero Midstream GP LP, Antero Midstream GP LP informed Antero Partners that it intends for the combined entity, which was renamed Antero Midstream Corporation following the closing of the Transaction, to guarantee each series of Antero Partners’ then-outstanding notes, including the Notes.  However, the Consent Solicitation is not conditioned upon Antero Midstream providing such guarantee, and there can be no assurance that Antero Midstream will provide such guarantee.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on April 12, 2019, unless extended or earlier terminated by the Issuers (the “Expiration Time”).  The Issuers have agreed to make a cash payment of $1.00 per $1,000.00 principal amount of Notes owned by each holder as of 5:00 p.m., New York City time, on April 1, 2019 who has validly delivered and not revoked a consent to the Proposed Amendment at or prior to the Expiration Time.

This Current Report on Form 8-K does not set forth all of the terms and conditions of the Consent Solicitation. Holders should carefully read the Consent Solicitation Statement related to the Consent Solicitation and the accompanying materials for a complete description of all terms and conditions of the Consent Solicitation before making any decision with respect to the Consent Solicitation. Additional information concerning the terms and conditions of the Consent Solicitation, and the procedure for delivering consents, may be obtained from the solicitation agent, J.P. Morgan Securities LLC, at (212) 270-7765. Copies of the Consent Solicitation Statement and related documents may be obtained from the information agent, Ipreo LLC, by calling (212) 849-3880 or toll free (888) 593-9546, or by email at Ipreo-ConsentSolicitation@ithsmarkit.com (please reference “Antero Midstream Consent” in the subject line). None of the Issuers, the trustee, J.P. Morgan Securities LLC, Ipreo LLC or any of their respective affiliates is making any recommendation as to whether or not holders should deliver their consent to the Proposed Amendment.

Receipt of consents to the Proposed Amendment is not a condition to the consummation of the Transaction, and the consummation of the Transaction is not a condition to the effectiveness of the Proposed Amendment.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy Notes or any other securities. This announcement is also not a solicitation of consents with respect to the Proposed Amendment or any securities. The solicitations of consents are not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitations under applicable state or foreign securities or “blue sky” laws.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero Midstream’s control.  All statements, other than historical facts, are forward-looking statements.  All forward-looking statements speak only as of the date hereof and are based upon a number of assumptions.  Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond Antero Midstream’s control, incident to the gathering and processing and fresh water and waste water treatment businesses.  These risks include, but are not limited to, the risks described under “Risk Factors” in Antero Partners’ and Antero Midstream’s Annual Reports on Form 10-K for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: April 1, 2019